Exhibit 1.1

[                    ] SHARES

LIFESTANCE HEALTH GROUP, INC.

COMMON STOCK, PAR VALUE $0.01 PER SHARE

UNDERWRITING AGREEMENT

June [    ], 2021

Morgan Stanley & Co. LLC

Goldman Sachs & Co. LLC

J.P. Morgan Securities LLC

Jefferies LLC

As representatives of the

several Underwriters listed in

Schedule I hereto

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, NY 10036

c/o Goldman Sachs & Co. LLC

200 West Street

New York, NY 10282

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10179

c/o Jefferies LLC

520 Madison Avenue

New York, NY 10022

Ladies and Gentlemen:

LifeStance Health Group, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”), and the persons listed in Schedule II hereto (the “Selling Stockholders”) severally propose to sell to the several Underwriters, an aggregate of [                    ] shares of common stock, par value $0.01 per share, of the Company (the “Firm Shares”), of which [                    ] shares are to be issued and sold by the Company and [                    ] shares are to be sold by the Selling Stockholders, each Selling Stockholder selling the amount set forth opposite such Selling Stockholder’s name in Schedule II hereto.

The Selling Stockholders also propose to sell to the several Underwriters not more than an additional [                    ] shares of its common stock, par value $0.01 per share (the “Additional Shares”), if and to the extent that Morgan Stanley & Co. LLC (“Morgan Stanley”), Goldman Sachs & Co. LLC (“Goldman Sachs”), J.P. Morgan Securities LLC and Jefferies LLC (collectively, the “Representatives”), shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Section 3 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The shares of common stock, par value $0.01 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby and the Organizational Transactions (as defined below) are hereinafter referred to as the “Common Stock.” The Company and the Selling Stockholders are hereinafter sometimes collectively referred to as the “Sellers.”

In anticipation of the offering contemplated by this Agreement:

(a)

the Company will enter into a Limited Partner Contribution and Exchange Agreement (the “Limited Partner Contribution Agreement”), pursuant to which, on the date hereof, each of the limited partners of LifeStance TopCo, L.P. (“LifeStance TopCo”), a Delaware limited partnership, that is a party thereto will contribute all of the partnership units in LifeStance TopCo held by each such limited partner to the Company in exchange for shares of Common Stock;

(b)

the Company will enter into a General Partner Contribution and Exchange Agreement (the “General Partner Contribution Agreement”), pursuant to which, on the date hereof, the sole member of LifeStance TopCo GP, LLC, a Delaware limited liability company, will contribute its equity interest of LifeStance TopCo GP, LLC to the Company in exchange for nominal cash consideration;

(c)

[the Company will enter into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which LFST Merger Sub, LLC, a Delaware limited liability company and an indirect wholly owned subsidiary of the Company, will merge with and into LifeStance TopCo, with LifeStance TopCo as the surviving entity;]

(d)

[pursuant to the Merger Agreement, each outstanding Class A-1 unit, Class A-2 unit and Class B unit of LifeStance TopCo that is not directly or indirectly held by the Company will be converted into shares of Common Stock of the Company;]

(e)

the Company will enter into a stockholders agreement (the “Stockholders Agreement”) with certain stockholders of the Company, including investment entities controlled by certain of the Selling Stockholders;

(f)	the Company will enter into a registration rights agreement (the “Registration Rights Agreement”) with certain stockholders of the Company, including certain of the Selling Stockholders;

(g)

the Company will enter into a stock transfer restriction agreement (the “Stock Transfer Restriction Agreement”) with certain stockholders of the Company, including investment entities controlled by certain of the Selling Stockholders; and

(h)	the Company will amend and restate its certificate of incorporation (as so amended and restated, the “Amended and Restated Charter”).

The foregoing transactions, as further described and supplemented by the descriptions thereof in the Registration Statement, the Time of Sale Prospectus and the Prospectus (each, as defined below) under the captions “Organizational Structure” and “Certain Relationships and Related Party Transactions,” are referred to as the “Organizational Transactions.” Unless otherwise stated or required by the context, references to each subsidiary or the subsidiaries of the Company in this Agreement refer to entities that will become subsidiaries of the Company after giving effect to the Organizational Transactions. Unless otherwise stated or required by the context, all representations and warranties in Section 1 are given both before and after giving effect to the Organizational Transactions. This Agreement, the Amended and Restated Charter, the Limited Partner Contribution Agreement, the General Partner Contribution Agreement, [the Merger Agreement,] the Stockholders Agreement, the Stock Transfer Restriction Agreement, and the Registration Rights Agreement are collectively referred to herein as the “Transaction Documents.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (File No. 333-256202), including a preliminary prospectus, relating to the Shares. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the prospectus in the form first used to confirm sales of Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus.” If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (a “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “preliminary prospectus” shall mean each prospectus used prior to the effectiveness of the Registration Statement, and each prospectus that omitted information pursuant to Rule 430A under the Securities Act that was used after such effectiveness and prior to the execution and delivery of this Agreement, “Time of Sale Prospectus” means the preliminary prospectus contained in the Registration Statement at the time of its effectiveness together with the documents, pricing information and the free writing prospectus, if any, set forth in Schedule III hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof.

1.    Representations and Warranties of the Company and LifeStance TopCo. Each of the Company and LifeStance TopCo, jointly and severally, represents and warrants to and agrees with each of the Underwriters and each of the Selling Stockholders that:

(a)    The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose or pursuant to Section 8A under the Securities Act are pending before or, to the Company’s knowledge, threatened by the Commission.

(b)    (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not, as of the date of such amendment or supplement, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply, when filed, in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date, the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, as of the filing date of such amendment or supplement, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) the Prospectus does not contain and, as amended or supplemented, if applicable, will not, as of the filing date of such amendment or supplement, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company and LifeStance TopCo in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the Underwriter Information (as defined in Section 11(b) of this Agreement).

(c)    The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply, when filed, in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule III hereto, and electronic road shows, if any, each furnished to the Representatives before first use, the Company has not prepared, used or referred to, and will not, without the Representatives’ prior consent, prepare, use or refer to, any free writing prospectus.

(d)    Each of the Company and LifeStance TopCo has been duly incorporated or formed, as applicable, is validly existing as a corporation or a limited partnership, as applicable, in good standing under the laws of the State of Delaware, has the corporate or limited partnership power and authority to own or lease its property and to conduct its business as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company, LifeStance TopCo and their respective subsidiaries, taken as a whole.

(e)    Each subsidiary of the Company and each subsidiary of LifeStance TopCo has been duly incorporated, organized or formed, as applicable, is validly existing as a corporation or other business entity, as applicable, in good standing under the laws of the jurisdiction of its incorporation, organization or formation, has the corporate or other business entity power and authority, as applicable, to own or lease its property and to conduct its business as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing (to the extent the concept of good standing is applicable in the relevant jurisdiction) in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company, LifeStance TopCo and their respective subsidiaries, taken as a whole; all of the issued shares of capital stock or other equity interests of each subsidiary of the Company and each subsidiary of LifeStance TopCo have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company or LifeStance TopCo, as applicable, free and clear of all liens, encumbrances, equities or claims. The subsidiaries listed in Exhibit 21.1 to the Registration Statement are the only significant subsidiaries (as defined in Rule 1-02(w) of Regulation S-X under the Securities Act) of the Company and LifeStance TopCo.

(f)    This Agreement has been duly authorized, executed and delivered by the Company and LifeStance TopCo. Each of the other Transaction Documents (other than the Amended and Restated Charter and this Agreement) has been duly authorized and, when duly executed and delivered in accordance with its terms by each of the other parties thereto, will constitute the valid and legally binding obligations of the Company and LifeStance TopCo, as applicable, enforceable in accordance with its terms (i) subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles and (ii) with respect to provisions, if any, regarding indemnity, contribution and exculpation, except to the extent such provisions may not be enforceable due to applicable law or principles of public policy.

(g)    The authorized partnership units of LifeStance TopCo conformed, prior to the consummation of the Organizational Transactions, and the authorized capital stock of the Company will conform, as of the Closing Date, as to legal matters to the descriptions thereof contained in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(h)    Each of the Transaction Documents and the Organizational Transactions conform in all material respects to the descriptions thereof contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(i)    The shares of Common Stock (including the Shares to be sold by the Selling Stockholders and the shares of Common Stock issued pursuant to the Organizational Transactions) outstanding prior to the issuance of the Shares to be sold by the Company and the partnership units of LifeStance TopCo outstanding prior to the consummation of the offering contemplated by this Agreement have been duly authorized and are validly issued, fully paid and non-assessable. Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interests in the Company, LifeStance TopCo or any subsidiaries of the Company or LifeStance TopCo, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company, LifeStance TopCo or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options.

(j)    The Shares to be sold by the Company have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of the Shares will not be subject to any preemptive or similar rights. All of the partnership units of LifeStance TopCo outstanding as of the Closing Date have been duly authorized and, after giving effect to the Organizational Transactions, will be validly issued, fully paid, non-assessable and directly owned by the Company free and clear of any liens, encumbrances or claims. Following the completion of the Organizational Transactions and no later than the Closing Date, LifeStance TopCo will be a wholly-owned subsidiary of the Company.

(k)    With respect to any stock options, restricted stock units and other equity-based compensation awards (each, an “Equity Award”) granted pursuant to the equity compensation plans and agreements of the Company, LifeStance TopCo and their subsidiaries (the “Equity Plans”), each grant of an Equity Award was made in accordance with the terms of the Equity Plans and all applicable laws and regulatory rules or requirements, including all applicable federal securities laws, in each case, except as would not reasonably be expected to have a material adverse effect on the Company, LifeStance TopCo and their respective subsidiaries, taken as a whole.

(l)    The execution and delivery by the Company and LifeStance TopCo of, and the performance by the Company and LifeStance TopCo of their respective obligations under, this Agreement and the other Transaction Documents and the consummation of the Organizational Transactions, have been duly authorized and will not contravene (i) any provision of applicable law, (ii) the certificate of incorporation, by-laws, partnership agreements or other organizational documents of the Company, LifeStance TopCo or any of their respective subsidiaries, (iii) any agreement or other instrument binding upon the Company, LifeStance TopCo or any of their respective subsidiaries that is material to the Company, LifeStance TopCo and the subsidiaries of the Company and LifeStance TopCo, taken as a whole, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, LifeStance TopCo or any of their respective subsidiaries, and no consent, approval, authorization or order of, or qualification with, any governmental body, agency or court is required for the performance by the

Company or LifeStance TopCo of their respective obligations under this Agreement and the other Transaction Documents and the consummation of the Organizational Transactions, except such as have been previously obtained or may be required by the securities or Blue Sky laws of the various states or the rules and regulations of the Financial Industry Regulation Authority, Inc. (“FINRA”) in connection with the offer and sale of the Shares.

(m)    There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company, LifeStance TopCo and their respective subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.

(n)    Neither the Company nor LifeStance TopCo is (i) in violation of its certificate of incorporation, certificate of formation, by-laws or partnership agreement, as applicable; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company, LifeStance TopCo or any of their respective subsidiaries is a party or by which the Company, LifeStance TopCo or any of their respective subsidiaries is bound or to which any of the property or assets of the Company, LifeStance TopCo or any of their respective subsidiaries is subject; or (iii) in violation of any law or statute or any judgment order, rule or regulation or any court or arbitrator or governmental or regulatory authority, except, in the case of clause (ii) above, for any such default or violation that would not, singly or in the aggregate, have a material adverse effect on the Company, LifeStance TopCo and their respective subsidiaries, taken as a whole.

(o)    There are no legal or governmental proceedings pending or, to the Company’s knowledge, threatened to which the Company, LifeStance TopCo or any of their respective subsidiaries is a party or to which any of the properties of the Company, LifeStance TopCo or any of their respective subsidiaries is subject (i) other than proceedings accurately described in all material respects in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and proceedings that would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company, LifeStance TopCo and their respective subsidiaries, taken as a whole, or on the power or ability of the Company and LifeStance TopCo to perform their respective obligations under this Agreement or to consummate the Organizational Transactions and the transactions contemplated by each of the Registration Statement, the Time of Sale Prospectus and the Prospectus or (ii) that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents to which the Company, LifeStance TopCo, their respective subsidiaries or assets are subject or bound that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement that are not described in all material respects or filed as required.

(p)    Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(q)    Each of the Company and LifeStance TopCo is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(r)    None of the Company, LifeStance TopCo or any of their respective subsidiaries or affiliates has taken, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Common Stock.

(s)    The Company, LifeStance TopCo and each of their respective subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company, LifeStance TopCo and their respective subsidiaries, taken as a whole.

(t)    There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company, LifeStance TopCo and their respective subsidiaries, taken as a whole.

(u)    There are no contracts, agreements or understandings between the Company or LifeStance TopCo and any person granting such person the right to require the Company or LifeStance TopCo to file a registration statement under the Securities Act with respect to any securities of the Company or LifeStance TopCo or to require the Company or LifeStance TopCo to include such securities with the Shares registered pursuant to the Registration Statement, except as have been described in the Time of Sale Prospectus and except as will not be in effect prior to the Closing Date; and no consent or approval is required from any person granted such rights as described in the Time of Sale Prospectus for the performance by the Company or LifeStance TopCo of their respective obligations under this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby, including but not limited to the Organizational Transactions.

(v)     (i) None of the Company, LifeStance TopCo or any of their respective subsidiaries or affiliates, or any director, officer or employee thereof, or, to the Company’s and LifeStance TopCo’s knowledge, any agent or representative of the Company, LifeStance TopCo or of any of their respective subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) (“Government Official”) in order to influence official action, or to or from any person in violation of any applicable anti-corruption laws; (ii) the Company, LifeStance TopCo and each of their respective subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; and (iii) none of the Company, LifeStance TopCo or any of their respective subsidiaries or affiliates will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(w)    The operations of the Company, LifeStance TopCo and each of their respective subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the

applicable anti-money laundering statutes of jurisdictions where the Company, LifeStance TopCo and each of their respective subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, LifeStance TopCo or any of their respective subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company or LifeStance TopCo, threatened.

(x)    (i) None of the Company, LifeStance TopCo, any of their respective subsidiaries, or any director, officer, or, to the Company’s and LifeStance TopCo’s knowledge, any employee, agent, affiliate or representative of the Company, LifeStance TopCo or any of their respective subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are:

(A)    the subject of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), or

(B)    located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea and Syria).

(ii)    The Company and LifeStance TopCo will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A)    to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B)    in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii)    The Company, LifeStance TopCo and each of their respective subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(y)    Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company, LifeStance TopCo and each of their respective subsidiaries, taken as a whole, have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company and LifeStance TopCo have not purchased any of their outstanding capital stock or partnership units, nor declared, paid or otherwise made any dividend or distribution of any kind on their capital stock or partnership units other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, partnership units, short-term debt or long-term debt of the Company, LifeStance TopCo and their respective subsidiaries, taken as a whole, other than in relation to the Organizational Transactions.

(z)    The Company, LifeStance TopCo and each of their respective subsidiaries have good and marketable title in fee simple to all real property, if any, and good and marketable title to all personal property owned by them which is material to the business of the Company, LifeStance

TopCo and their respective subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects except such as do not materially diminish the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company, LifeStance TopCo and their respective subsidiaries, taken as a whole; and any real property and buildings held under lease by the Company, LifeStance TopCo and their respective subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company, LifeStance TopCo and their respective subsidiaries, taken as a whole.

(aa)    (i) The Company, LifeStance TopCo and each of their respective subsidiaries own or have a valid license to all patents, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, “Intellectual Property Rights”) used in or reasonably necessary to the conduct of their businesses as now currently conducted by them; (ii) the Intellectual Property Rights owned by the Company, LifeStance TopCo and each of their respective subsidiaries and, to the Company’s and LifeStance TopCo’s knowledge, the Intellectual Property Rights licensed to the Company, LifeStance TopCo and each of their respective subsidiaries, are valid, subsisting and enforceable, and there is no pending or, to the Company’s and LifeStance TopCo’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity, scope or enforceability of any such Intellectual Property Rights; (iii) none of the Company, LifeStance TopCo or any of their respective subsidiaries has received any notice alleging any infringement, misappropriation or other violation of Intellectual Property Rights; (iv) to the Company’s and LifeStance TopCo’s knowledge, no third party is infringing, misappropriating or otherwise violating, or has infringed, misappropriated or otherwise violated, any Intellectual Property Rights owned by the Company or LifeStance TopCo; (v) none of the Company, LifeStance TopCo or any of their respective subsidiaries infringes, misappropriates or otherwise violates, or has infringed, misappropriated or otherwise violated, any Intellectual Property Rights of any person or entity; (vi) all employees or contractors engaged in the development of Intellectual Property Rights on behalf of the Company, LifeStance TopCo or any of their respective subsidiaries have executed an invention assignment agreement whereby such employees or contractors presently assign all of their right, title and interest in and to such Intellectual Property Rights to the Company, LifeStance TopCo or the applicable subsidiary, and to the Company’s and LifeStance TopCo’s knowledge no such agreement has been breached or violated; and (vii) the Company, LifeStance TopCo and their respective subsidiaries use, and have used, commercially reasonable efforts to appropriately maintain the confidentiality of all Intellectual Property Rights of the Company, LifeStance TopCo and their respective subsidiaries the value of which to the Company, LifeStance TopCo or any of their respective subsidiaries is contingent upon maintaining the confidentiality thereof, and no such Intellectual Property Rights have been disclosed other than to employees, representatives and agents of the Company, LifeStance TopCo or any of their respective subsidiaries, all of whom are obligated to maintain the confidentiality of such Intellectual Property Rights.

(bb)    (i) The Company, LifeStance TopCo and each of their respective subsidiaries use and have used any and all software and other materials distributed under a “free,” “open source,” or similar licensing model (including but not limited to the MIT License, Apache License, GNU General Public License, GNU Lesser General Public License and GNU Affero General Public License) (“Open Source Software”) in compliance in all material respects with all license terms applicable to such Open Source Software; and (ii) none of the Company, LifeStance TopCo or any of their respective subsidiaries uses or distributes or has used or distributed any Open Source Software in any manner that requires or has required (A) the Company, LifeStance TopCo or any of their respective subsidiaries to permit reverse engineering of any software code or other technology owned by the Company, LifeStance TopCo or any of their respective subsidiaries or (B) any software code or other technology owned by and material to the Company, LifeStance TopCo or any of their respective subsidiaries to be (1) disclosed or distributed in source code form, (2) licensed for the purpose of making derivative works or (3) redistributed at no charge.

(cc)    The Company, LifeStance TopCo and each of their respective subsidiaries are, and have been, since July 10, 2017, in compliance in all material respects with all applicable Health Care Laws. For purposes of this Agreement, “Health Care Laws” means those health care as applicable to either the Company, LifeStance TopCo or their respective subsidiaries, including, (i) all applicable federal, state and local health care fraud and abuse laws, including, without limitation, the Anti-Kickback Statute (42 U.S.C. Section 1320a-7b(b)), the Civil False Claims Act (31 U.S.C. Section 3729 et seq.), the Program Fraud Civil Remedies Act (31 U.S.C. 3801-3812), the criminal false statements law (42 U.S.C. Section 1320a-7b(a)), 18 U.S.C. Sections 286 and 287, the health care fraud criminal provisions under the U.S. Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) (42 U.S.C. Section 1320d et seq.), the Stark Law (42 U.S.C. Section 1395nn), the civil monetary penalties law (42 U.S.C. Section 1320a-7a), the exclusion law (42 U.S.C. Section 1320a-7); (ii) applicable laws governing government funded or sponsored healthcare programs, including, without limitation, Title XVIII of the Social Security Act, 42 U.S.C. 1395-1395lll (the Medicare statute) and Title XIX of the Social Security Act, 42 U.S.C. 1396-1396w-5 (the Medicaid statute); (iii) the data privacy, security, transmission and notification provisions of HIPAA and its implementing regulations, as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. Section 17921 et seq.); (iv) the Patient Protection and Affordable Care Act of 2010, as amended by the Health Care and Education Reconciliation Act of 2010; (v) licensure, quality, safety and accreditation requirements under applicable federal, state or local laws or regulatory bodies, including, but not limited to, all laws relating to the practice of telehealth or telemedicine services, the corporate practice of licensed professions, the supervision of paraprofessionals, and fee-splitting; and (vi) all regulations promulgated pursuant to the foregoing. Without limiting the generality of the foregoing, except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, to the Company’s and LifeStance TopCo’s knowledge, none of the Company, LifeStance TopCo or any of their respective subsidiaries has received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any court or arbitrator or governmental or regulatory authority or third party alleging that any product operation or activity is in material violation of any Health Care Laws nor, to the Company’s and LifeStance TopCo’s knowledge, is any such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action threatened. The Company, LifeStance TopCo and their respective subsidiaries have filed, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Health Care Laws, and all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and accurate on the date filed in all material respects (or were corrected or supplemented by a subsequent submission). None of the Company, LifeStance TopCo or any of their respective subsidiaries is a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any governmental or regulatory authority. The Company and LifeStance TopCo maintain a compliance program designed to meet elements of an effective corporate compliance and ethics program and there are no outstanding compliance complaints or reports, ongoing internal investigations, or outstanding compliance corrective actions, except in each case as would not, singly or in the aggregate, reasonably be expected to have a material adverse effect. Additionally, none of the Company, LifeStance TopCo or any of their respective subsidiaries or any of their respective equity owners, employees, officers, directors, managing employees (as such term is defined in 42 U.S.C. § 1320a-5(b)), or to the Company’s or LifeStance TopCo’s knowledge, vendors or agents, has been excluded, suspended or debarred from participation in any U.S. federal health care program.

(dd)     (i) The Company, LifeStance TopCo and each of their respective subsidiaries are, and since July 10, 2017, have been, in compliance in all material respects with all internal privacy policies, contractual obligations, applicable laws (including without limitation HIPAA), statutes, judgments, orders, rules and regulations of any court or arbitrator or other governmental or regulatory authority and any other legal obligations, in each case, relating to the security of IT Systems or the collection, processing, use, transfer, import, export, storage, protection, disposal and disclosure by the Company, LifeStance TopCo or any of their respective subsidiaries of, any information relating to an identified or identifiable natural person, including personal data and personally identifiable information (each as defined under applicable data privacy laws) that can be used to identify an individual person (collectively “Data Security Obligations”, and such data, “Data”); (ii) the Company, LifeStance TopCo and each of their respective subsidiaries has not received any notification of or complaint regarding, and the Company and LifeStance TopCo are unaware of any other facts that, individually or in the aggregate, would reasonably indicate, non-compliance with any Data Security Obligation in any material respect; and (iii) there is no action, suit or proceeding by or before any court or governmental agency, authority or body pending or, to the Company’s or LifeStance TopCo’s knowledge, threatened, alleging material non-compliance with any Data Security Obligation. To the knowledge of the Company and LifeStance TopCo, there has been no material unauthorized access to Data of the Company, LifeStance TopCo or their respective subsidiaries, except where such access has been remedied without material cost or liability or the duty to notify any other person. The Company, LifeStance TopCo and each of their respective subsidiaries have made materially accurate and sufficient disclosures to users or customers required by applicable laws and regulatory rules or requirements. The Company, LifeStance TopCo and each of their respective subsidiaries have taken all actions reasonably necessary to comply with all applicable state and federal laws and regulations with respect to Data that have been announced as of the date hereof.

(ee)    The Company, LifeStance TopCo and each of their respective subsidiaries’ respective information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, technology, data and databases (including Data and the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by or on behalf of the Company, LifeStance TopCo and their respective subsidiaries) used in connection with the operation of the Company’s, LifeStance TopCo’s and their respective subsidiaries’ respective businesses (“IT Systems”) are adequate for, and operate and perform in all material respects for the conduct of their businesses as now currently conducted by them, and to the knowledge of the Company, LifeStance TopCo and each of their respective subsidiaries, are free and clear of all Trojan horses, time bombs, malware and other corruptants. The Company, LifeStance TopCo and each of their respective subsidiaries have taken commercially reasonable technical and organizational measures to protect the IT Systems and Data used in connection with the operation of the Company’s, LifeStance TopCo’s and their respective subsidiaries’ businesses, in all material respects. Without limiting the foregoing, the Company, LifeStance TopCo and their respective subsidiaries have used commercially reasonable efforts, consistent with similarly situated companies within the industry, to establish and maintain, and have established, maintained, implemented and complied with, reasonable information technology, information security, cyber security and data protection controls, policies and procedures, including oversight, access controls, encryption, technological and physical safeguards and business continuity/disaster recovery and security plans that are designed to protect against and prevent material breach, destruction, loss, unauthorized distribution, use, access, disablement, misappropriation or modification, or other compromise or misuse of or relating to any IT System or Data used in connection with the operation of the Company’s, LifeStance TopCo’s and their respective subsidiaries’ businesses (“Breach”). To the knowledge of the Company, LifeStance TopCo and each of their respective subsidiaries’ there has been no material Breach, and the Company, LifeStance TopCo and their respective subsidiaries have not been notified of any event or condition that would reasonably be expected to result in, any such Breach.

(ff)    No material labor dispute with the employees of the Company, LifeStance TopCo or any of their respective subsidiaries exists, or, to the knowledge of the Company or LifeStance TopCo, is imminent; and neither the Company nor LifeStance TopCo is aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that would reasonably be expected to, singly or in the aggregate, have a material adverse effect on the Company, LifeStance TopCo and their respective subsidiaries, taken as a whole.

(gg)    (i) Each employee benefit plan, within the meaning of Section 3(3) of and subject to the requirements of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company, LifeStance TopCo or any member of their “Controlled Group” (defined as any entity, whether or not incorporated, that is under common control with the Company or LifeStance TopCo, as applicable, within the meaning of Section 4001(a)(14) of ERISA or any entity that would be regarded as a single employer with the Company or LifeStance TopCo, as applicable, under Section 414(b),(c),(m) or (o) of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no Plan has failed (whether or not waived), or is reasonably expected to fail, to satisfy the minimum funding standards (within the meaning of Section 302 of ERISA or Section 412 of the Code) applicable to such Plan; (iv) no Plan is, or is reasonably expected to be, in “at risk status” (within the meaning of Section 303(i) of ERISA) and no Plan that is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA is in “endangered status” or “critical status” (within the meaning of Sections 304 and 305 of ERISA); (v) no “reportable event” (within the meaning of Section 4043(c) of ERISA and the regulations promulgated thereunder) has occurred or is reasonably expected to occur; (vi) each Plan that is intended to be qualified under Section 401(a) of the Code is the subject of a favorable determination letter from the Internal Revenue Service (“IRS”) or is able to rely on a favorable opinion or advisory letter from the IRS regarding its tax-qualified status, and nothing has occurred, whether by action or by failure to act, which would be reasonably expected to cause such letter to be revoked; (vii) none of the Company, LifeStance TopCo or any member of the Controlled Group has in the last six years incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guarantee Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA); and (viii) no material increase in the Company, LifeStance TopCo and their respective subsidiaries’ “accumulated post-retirement benefit obligations” (within the meaning of Accounting Standards Codification Topic 715-60) compared to the amount of such obligations in the Company, LifeStance TopCo and their respective subsidiaries’ most recently completed fiscal year has occurred in the most recently completed fiscal year, except in each case with respect to the events or conditions set forth in (i) through (viii) hereof, as would not, singly or in the aggregate, reasonably be expected to have a material adverse effect.

(hh)    The Company, LifeStance TopCo and each of their respective subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are, in the Company’s reasonable judgment, prudent and customary in the businesses in which they are engaged; none of the Company, LifeStance TopCo or any of their respective subsidiaries has been refused any insurance coverage sought or applied for, except as would not reasonably be expected to have a material adverse effect on the Company, LifeStance TopCo and their respective subsidiaries, taken as a whole; and none of the Company, LifeStance TopCo or any of their respective subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company, LifeStance TopCo and their respective subsidiaries, taken as a whole.

(ii)    The Company, LifeStance TopCo and each of their respective subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and none of the Company, LifeStance TopCo or any of their respective subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a material adverse effect on the Company, LifeStance TopCo and their respective subsidiaries, taken as a whole.

(jj)    The financial statements included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related schedules and notes thereto, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and present fairly the consolidated financial position of the Company and its subsidiaries as of the dates shown and its results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“U.S. GAAP”) applied on a consistent basis throughout the periods covered thereby except for any normal year-end adjustments in the Company’s quarterly financial statements. The other financial information included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly in all material respects the information shown thereby. All disclosures in the Registration Statement, the Time of Sale Prospectus and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 10 of Regulation S-K of the Securities Act. The pro forma financial statements and the related notes thereto included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. The statistical, industry-related and market-related data included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate and such data is consistent with the sources from which they are derived, in each case in all material respects.

(kk)    PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and its subsidiaries and delivered its report with respect to the audited consolidated financial statements and schedules filed with the Commission as part of the Registration Statement and included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, is an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States).

(ll)    Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company, LifeStance TopCo and each of their respective subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s or LifeStance TopCo’s internal control over financial reporting (whether or not remediated), except as disclosed in the Time of Sale Prospectus and the Prospectus, and (ii) no change in the Company’s and LifeStance TopCo’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s and LifeStance TopCo’s internal control over financial reporting.

(mm)    The Company has not sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued in the Organizational Transactions.

(nn)    The Company, LifeStance TopCo and each of their respective subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, singly or in the aggregate, have a material adverse effect on the Company, LifeStance TopCo and their respective subsidiaries, taken as a whole) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company, LifeStance TopCo and their respective subsidiaries, taken as a whole, or, except as currently being contested in good faith and for which reserves required by U.S. GAAP have been created in the financial statements of the Company and LifeStance TopCo), and no tax deficiency has been determined adversely to the Company, LifeStance TopCo or any of their respective subsidiaries which, singly or in the aggregate, remains unpaid and has had (nor does the Company, LifeStance TopCo or any of their respective subsidiaries have any notice or knowledge of any tax deficiency which remains unpaid and would reasonably be expected to be determined adversely to the Company, LifeStance TopCo or their respective subsidiaries and which would have) a material adverse effect on the Company, LifeStance TopCo and their respective subsidiaries, taken as a whole.

(oo)     From the time of initial confidential submission of the Registration Statement to the Commission through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).

(pp)    The Company (i) has not alone engaged in any Testing-the-Waters Communication with any person or entity and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act. “Testing-the-Waters Communication” means any communication with potential investors undertaken in reliance on Section 5(d) or Rule 163B of the Securities Act.

(qq)    As of the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers, none of (A) the Time of Sale Prospectus, (B) any free writing prospectus, when considered together with the Time of Sale Prospectus, and (C) any individual Testing-the-Waters Communication, when considered together with the Time of Sale Prospectus, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information.

(rr)    The statements in the Time of Sale Prospectus and the Prospectus under the headings “Material U.S. Federal Income Tax Considerations For Non-U.S. Holders,” “Description of Capital Stock,” “Certain Relationships and Related Party Transactions,” “Business—Government Regulation,” “Organizational Structure,” and “Underwriters (Conflicts of Interest)” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

(ss)    No relationships, direct or indirect, exists between or among the Company, LifeStance TopCo or any of their respective subsidiaries, on the one hand, and the directors, officers, equityholders, customers, suppliers or other affiliates of the Company or LifeStance TopCo or any of their respective subsidiaries, on the other, that is required by the Securities Act to be described in each of the Registration Statement and the Prospectus and that is not so described in such documents and in the Time of Sale Prospectus.

(tt)    None of the Company, LifeStance TopCo or any of their respective subsidiaries has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Company, LifeStance TopCo or any of their respective subsidiaries or, to the Company’s and LifeStance TopCo’s knowledge, any other party to any such contract or agreement, which threat of termination or non-renewal has not been rescinded as of the date hereof, except as would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company, LifeStance TopCo and their respective subsidiaries, taken as a whole.

2.    Representations and Warranties of the Selling Stockholders. Each Selling Stockholder, severally and not jointly, represents and warrants to and agrees with each of the Underwriters that:

(a)    This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder.

(b)    The execution and delivery by such Selling Stockholder of, and the performance by such Selling Stockholder of its obligations under, this Agreement will not contravene (i) any provision of applicable law, (ii) the organizational documents of such Selling Stockholder (if such Selling Stockholder is not a natural person), (iii) any agreement or other instrument binding upon such Selling Stockholder or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Stockholder, except in the case of clauses (i), (iii) and (iv) as would not, singly or in the aggregate, have a material adverse effect on the ability of such Selling Stockholder to consummate the transactions contemplated by this Agreement and no consent, approval, authorization or order of, or qualification with, any governmental body, agency or court is required for the performance by such Selling Stockholder of its obligations under this Agreement, except (a) such as may be required by the securities or Blue Sky laws of the various states or foreign jurisdictions or the rules and regulations of FINRA in connection with the offer and sale of the Shares or (b) such as would not reasonably be expected to have a material adverse effect on the ability of such Selling Stockholder to consummate the transactions contemplated by this Agreement.

(c)    Such Selling Stockholder has, and on the Closing Date and any Option Closing Date will have, valid title to, or a valid “security entitlement” (as defined in Section 8-102 of the New York Uniform Commercial Code) in respect of, the Shares to be sold by such Selling Stockholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver the Shares to be sold by such Selling Stockholder or a security entitlement in respect of such Shares.

(d)     The Selling Stockholder organized in a jurisdiction outside of the United States (the “Non-U.S. Selling Stockholder”) represents that no stamp, documentary, issuance, registration, transfer, withholding, capital gains, income or other taxes or duties are payable by or on behalf of the Underwriters, the Company or any of its subsidiaries in the Cayman Islands or to any taxing authority thereof or therein in connection with (i) the execution, delivery or consummation of this Agreement, (ii) the sale and delivery of the Shares to the Underwriters or purchasers procured by the Underwriters, or (iii) the resale and delivery of the Shares by the Underwriters in the manner contemplated herein.

(e)    Such Non-U.S. Selling Stockholder has the power to submit, and pursuant to Section 18(a) has, to the extent permitted by law, legally, validly, effectively and irrevocably submitted, to the jurisdiction of the Specified Courts (as defined in Section 18(a)), and has the power to designate, appoint and empower, and pursuant to Section 18(b), has legally, validly and effectively designated, appointed and empowered an agent for service of process in any suit or proceeding based on or arising under this Agreement in any of the Specified Courts.

(f)    Upon payment for the Shares to be sold by such Selling Stockholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (the “UCC”)) to such Shares), (A) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (C) no action based on any “adverse claim”, within the meaning of Section 8-102 of the UCC, to such Shares may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Stockholder may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

(g)    Such Selling Stockholder has delivered to the Representatives an executed lock-up agreement in substantially the form attached hereto as Exhibit A (the “Lock-up Agreement”).

(h)    (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided that the representations and warranties set forth in this paragraph are limited in all respects to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus made in reliance upon and in conformity with information relating to such Selling Stockholder furnished to the Company in writing by such Selling Stockholder expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show, or the Prospectus or any amendment or supplement thereto, it being understood and agreed that the only information furnished by such Selling Stockholder consists of the name of such Selling Stockholder, the number of shares offered by such Selling Stockholder and the address and other information with respect to such Selling Stockholder (excluding percentages) that appear in the Registration Statement or any Prospectus in the table (and corresponding footnotes) under the caption “Principal and Selling Stockholders” (with respect to each Selling Stockholder, the “Selling Stockholder Information”).

3.    Agreements to Sell and Purchase. Each Seller, severally and not jointly, hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the terms and conditions hereinafter stated, agrees, severally and not jointly, to purchase from such Seller at $[    ] a share (the “Purchase Price”) the number of Firm Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the number of Firm Shares to be sold by such Seller as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Selling Stockholders agree to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to [    ] Additional Shares at the Purchase Price, provided, however, that the amount paid by the Underwriters for any Additional Shares shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Firm Shares but not payable on such Additional Shares. The Representatives may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice to the Company not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares or later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

4.    Terms of Public Offering. The Sellers are advised by the Representatives that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in the Representatives’ judgment is advisable. The Sellers are further advised by the Representatives that the Shares are to be offered to the public initially at $[    ] a share (the “Public Offering Price”) and to certain dealers selected by the Representatives at a price that represents a concession not in excess of $[    ] a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $[    ] a share, to any Underwriter or to certain other dealers.

5.    Payment and Delivery. Payment for the Firm Shares to be sold by each Seller shall be made to such Seller in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on [    ], 2021, or at such other time on the same or such other date, not later than [    ], 2021, as shall be designated in writing by the Representatives. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Shares shall be made to the Selling Stockholders in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, in any event not later than [    ], 2021, as shall be designated in writing by the Representatives.

The Firm Shares and Additional Shares shall be registered in such names and in such denominations as the Representatives shall request not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to the Representatives on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters against payment of the Purchase Price therefor and with any transfer, stamp or other similar taxes payable in connection with the transfer of the Shares to the Underwriters duly paid as set forth in Section 8(c) and Section 8(d).

6.    Conditions to the Underwriters’ Obligations. The obligations of the Sellers to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than [    ] (New York City time) on the date hereof. The several obligations of the Underwriters are subject to the following further conditions.

(a)    Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i)    the respective representations and warranties of the Company, LifeStance TopCo and the Selling Stockholders contained herein shall be true and correct on the date hereof and on and as of the Closing Date; the statements of the Company, LifeStance TopCo, the Selling Stockholders and their respective officers, as applicable, made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date; and the Company, LifeStance TopCo and the Selling Stockholders shall have complied with all of the agreements and satisfied all of the conditions on their part to be performed or satisfied hereunder on or before the Closing Date;

(ii)    no order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission;

(iii)    there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company, LifeStance TopCo or any of their respective subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

(iv)    there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business, or operations of the Company, LifeStance TopCo and their respective subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in the Representatives’ judgment, is material and adverse and that makes it, in the Representatives’ judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b)    The Underwriters shall have received on the Closing Date certificates, dated the Closing Date and signed by an executive officer of each of the Company and LifeStance TopCo, to the effect set forth in Sections 6(a)(i) (with respect to the Company or LifeStance TopCo, as applicable), 6(a)(ii) and 6(a)(iii) above and Section 7(o) below.

Each officer signing and delivering such certificates may rely upon the best of his or her knowledge as to proceedings threatened.

(c)    The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Ropes & Gray LLP, outside counsel for the Company and LifeStance TopCo, in form and substance reasonably satisfactory to the Representatives.

(d)    The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Ropes & Gray LLP, outside counsel for the Selling Stockholders organized within the United States, in form and substance reasonably satisfactory to the Representatives.

(e)    The Underwriters shall have received on the Closing Date an opinion of Maples and Calder, as Cayman Islands counsel for the Non-U.S. Selling Stockholder, in form and substance reasonably satisfactory to the Representatives.

(f)    The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Kirkland & Ellis LLP, counsel for the Underwriters, in form and substance satisfactory to the Representatives.

(g)    The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Representatives, from PricewaterhouseCoopers LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(h)    The Underwriters shall have received, on each of the date hereof and the Closing Date, a certificate of the principal financial officers of the Company and LifeStance TopCo in form and substance satisfactory to the Underwriters, containing statements and information with respect to certain information contained in the Time of Sale Prospectus and the Prospectus.

(i)    The Underwriters shall have received, on and as of the Closing Date, satisfactory evidence of the good standing of the Company, LifeStance TopCo and each of the subsidiaries set forth on Schedule IV hereto in their respective jurisdictions of organization, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(j)    The Lock-up Agreements, each substantially in the form of Exhibit A hereto, between the Representatives and certain equityholders, officers and directors of the Company and LifeStance TopCo shall be in full force and effect on the Closing Date.

(k)    Prior to the Closing Date, the Organizational Transactions shall have been consummated as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(l)    As of the Closing Date:

(i)    the Transaction Documents shall have been executed and delivered; and

(ii)    the Amended and Restated Charter shall have been filed with the Secretary of State of the State of Delaware and shall be in full force and effect.

(m)    The Shares shall have been approved for listing on the Nasdaq Global Select Market (the “Exchange”), subject to official notice of issuance.

(n)    The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the satisfaction or the delivery to the Representatives, as applicable, on the applicable Option Closing Date of the following:

(i)    the representations and warranties of the Company, LifeStance TopCo and the Selling Stockholders contained herein shall be true and correct on the date hereof and on and as of the Option Closing Date, and the Company, LifeStance TopCo and the Selling Stockholders shall have complied with all of the agreements and satisfied all of the conditions on their part to be performed or satisfied hereunder on or before the Option Closing Date;

(ii)    certificates, dated the Option Closing Date and signed by an executive officer of each of the Company and LifeStance TopCo, confirming that the respective certificates of the Company and LifeStance TopCo delivered on the Closing Date pursuant to Section 6(b) hereof remains true and correct as of such Option Closing Date;

(iii)    an opinion and negative assurance letter of Ropes & Gray LLP, outside counsel for the Company and LifeStance TopCo, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(c) hereof;

(iv)    an opinion and negative assurance letter of Ropes & Gray LLP, outside counsel for the Selling Stockholders organized within the United States, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(d) hereof;

(v)    an opinion of Maples and Calder, outside Cayman Islands counsel for the Non-U.S. Selling Stockholder, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(e) hereof;

(vi)    an opinion and negative assurance letter of Kirkland & Ellis LLP, counsel for the Underwriters, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and in form and substance satisfactory to the Representatives;

(vii)    a letter dated the Option Closing Date, in form and substance satisfactory to the Underwriters, from PricewaterhouseCoopers LLP, independent public accountants, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 6(g) hereof; provided that the letter delivered on the Option Closing Date shall use a “cut-off date” not earlier than two business days prior to such Option Closing Date;

(viii)    a certificate of the principal financial officers of each of the Company and LifeStance TopCo dated the Option Closing Date, substantially in the same form and substance as the certificate furnished to the Underwriters pursuant to Section 6(h) hereof, containing statements and information with respect to certain information contained in the Time of Sale Prospectus and the Prospectus; and

(ix)    such other documents as the Representatives may reasonably request with respect to the good standing of the Company, LifeStance TopCo and their respective significant subsidiaries, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

With respect to the negative assurance letters to be delivered pursuant to Section 6, Ropes and Gray LLP and Kirkland & Ellis LLP may state that their opinions and beliefs are based upon their participation in the preparation of the Registration Statement, the Time of Sale Prospectus and the Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified. Ropes and Gray LLP and Kirkland & Ellis LLP may rely on the representations and warranties of the parties hereto contained in this Agreement.

The opinions of Ropes and Gray LLP described in Section 6 above shall be rendered to the Underwriters at the request of the Company or the Selling Stockholders, as the case may be, and shall so state therein.

7.    Covenants of the Company and LifeStance TopCo.Each of the Company and LifeStance TopCo, jointly and severally, covenants with each Underwriter as follows:

(a)    To furnish to the Representatives without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(e) or 7(f) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as the Representatives may reasonably request.

(b)    Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to the Representatives a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Representatives reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c)    To furnish to the Representatives a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company or LifeStance TopCo and not to use or refer to any proposed free writing prospectus to which the Representatives reasonably object.

(d)    Not to take any action that would result in an Underwriter or the Company or LifeStance TopCo being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e)    Not to take, or permit any of its subsidiaries or affiliates to take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Common Stock.

(f)    To use its reasonable best efforts to list, subject to notice of issuance, the Shares on the Exchange.

(g)    If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(h)    If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Representatives will furnish to the Company) to which Shares may have been sold by the Representatives on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(i)    To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, or taxation in any jurisdiction where it is not now so subject.

(j)    To make generally available to the Company’s security holders and to the Representatives as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement (which may be satisfied by the filing of such statement with the Commission on its Electronic Data Gathering, Analysis and Retrieval System) which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(k)    If any Seller is not a U.S. person for U.S. federal income tax purposes, to deliver to each Underwriter (or its agent), on or before the Closing Date, (i) a certificate with respect to the Company’s status as a “United States real property holding corporation,” dated not more than 30 days prior to the Closing Date, as described in Treasury Regulations Sections 1.897-2(h) and 1.1445-2(c)(3), and (ii) proof of delivery to the IRS of the required notice, as described in Treasury Regulations 1.897-2(h)(2).

(l)    To promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Shares within the meaning of the Securities Act and (ii) completion of the Restricted Period referred to in Section 3.

(m)    If at any time following the distribution of any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act there occurred or occurs an event or development as a result of which such Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, to promptly notify the Representatives and promptly amend or supplement, at its own expense, such Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

(n)    To apply the net proceeds from the sale of the Shares as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the heading “Use of Proceeds.”

(o)    To consummate the Organizational Transactions prior to the Closing Date (i) in accordance in all material respects with the descriptions thereof in the Registration Statement, the Time of Sale Prospectus and the Prospectus and (ii) in compliance with all provisions of applicable law, the certificate of incorporation, by-laws, partnership agreements and other organizational documents of the Company, LifeStance TopCo and their respective subsidiaries, any agreement or other instrument binding upon the Company, LifeStance TopCo or any of their respective subsidiaries that is material to the Company, LifeStance TopCo and the subsidiaries of the Company and LifeStance TopCo, taken as a whole, and any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, LifeStance TopCo or any of their respective subsidiaries.

The Company and LifeStance TopCo also covenant with each Underwriter that, without the prior written consent of Morgan Stanley and Goldman Sachs on behalf of the Underwriters, it will not, and will not publicly disclose an intention to, during the period ending 180 days after the date of the Prospectus (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or partnership units of LifeStance TopCo or any securities convertible into or exercisable or exchangeable for Common Stock or partnership units of LifeStance TopCo or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock or partnership units of LifeStance TopCo, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or partnership units of LifeStance TopCo or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any shares of Common Stock or partnership units of LifeStance TopCo or any securities convertible into or exercisable or exchangeable for Common Stock or partnership units of LifeStance TopCo.

The restrictions contained in the preceding paragraph shall not apply to (A) the Shares to be sold hereunder, (B) the issuance of Common Stock in the Organizational Transactions, (C) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof as described in each of the Time of Sale Prospectus and Prospectus, (D) facilitating the establishment of a trading plan on behalf of a shareholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (i) such plan does not provide for the transfer of Common Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period, (E) the grant by the Company of awards under equity incentive plans (including employee stock purchase plans) or other similar arrangements, so long as each plan or arrangement is disclosed in the Time of Sale Prospectus and the Prospectus, (F) the filing of a registration statement on Form S-8 (or equivalent form) with the Commission in connection with an employee stock compensation plan or agreement of the Company, which plan or agreement is disclosed in the Time of Sale Prospectus and the Prospectus, (G) the issuance of shares of Common Stock or other securities (including securities convertible into shares of Common Stock) in connection with the acquisition by the Company or any of its subsidiaries of the securities, businesses, joint ventures, products or technologies, properties or other assets of another person or entity or pursuant to any equity incentive plan or arrangement, or any employee benefit plan, assumed by the Company in connection with any such transaction (or any equity incentive plan or arrangement, or any employee benefit plan, to the extent used to issue awards, substitute awards or securities related to any such transaction); provided that the aggregate amount of Securities (on an as converted, as exercised or as exchanged basis) that the Company may sell or issue or agree to sell or issue pursuant to clause (G) shall not exceed 10% of the total number of shares of Common Stock of the Company issued and outstanding immediately following the completion of the transactions contemplated by this Agreement determined on a fully diluted basis, and (H) the issuance of shares of Common Stock to the LifeStance Health Foundation, an Arizona nonprofit corporation, in an amount and as described in the Time of Sale Prospectus and the Prospectus; provided that any shares of Common Stock issued pursuant to clause (H) shall be subject to the restrictions on the resales of “restricted securities,” pursuant to Rule 144 of the Securities Act.

If Morgan Stanley and Goldman Sachs, in their sole discretion, agree to release or waive the restrictions on the transfer of Shares set forth in a Lock-up Agreement for an officer or director of the Company and LifeStance TopCo and provide the Company and LifeStance TopCo with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company and LifeStance TopCo agree to announce the impending release or waiver by a press release substantially in the form of Exhibit B hereto through a major news service at least two business days before the effective date of the release or waiver.

8.    Covenants of the Sellers. Each Seller, severally and not jointly, covenants with each Underwriter as follows:

(a)    Each Seller has or will deliver to each Underwriter (or its agent), at or prior to the Closing Date, a properly completed and executed Internal Revenue Service (“IRS”) Form W-9 or an IRS Form W-8, as appropriate, together with all required attachments to such form.

(b)    Each Seller has or will deliver to each Underwriter (or its agent), at or prior to the date of execution of this Agreement, to the extent such Seller is not a natural person, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of any additional documentation necessary to comply with 31 CFR § 1010.230.

(c)    All sums payable by the Company or any Selling Stockholder under this Agreement shall be paid free and clear of and without deductions or withholdings of any present or future taxes or duties, including any stamp, transfer or other similar taxes, unless the deduction or withholding is required by law, in which case the Company or the applicable Selling Stockholder, as the case may be, shall pay such additional amount as will result in the receipt by each Underwriter of the full amount that would have been received had no deduction or withholding been made.

(d)    All sums payable to an Underwriter shall be considered exclusive of any stamp, transfer, value added or similar taxes. Where the Company or, as the case may be, a Selling Stockholder is obliged to pay value added or similar tax on any amount payable hereunder to an Underwriter, the Company or the applicable Selling Stockholder, as the case may be, shall in addition to the sum payable hereunder pay an amount equal to any applicable stamp, transfer, value added or similar tax.

(e)    If any Selling Stockholder is not a U.S. person for U.S. federal income tax purposes, the Company will deliver to each Underwriter (or its agent) on or before the Closing Date, (i) a certificate with respect to the Company’s status as a “United States real property holding corporation,” dated not more than thirty (30) days prior to the Closing Date, as described in Treasury Regulations Sections 1.897-2(h) and 1.1445-2(c)(3), and (ii) proof of delivery to the IRS of the required notice, as described in Treasury Regulations 1.897-2(h)(2).

9.    Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Sellers agree to pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s and LifeStance TopCo’s counsel and accountants and counsel for the Selling Stockholders in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company or LifeStance TopCo and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer, stamp or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(g) hereof, including filing fees and the reasonable and documented fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable and documented fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the Financial Industry Regulatory Authority (provided that the aggregate amount payable by the Company with respect to fees and disbursements of counsel to the Underwriters pursuant to clauses (iii) and (iv) of this Section 9 shall not exceed $50,000), (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock and all costs and expenses incident to listing the Shares on the Exchange, (vi) the cost of printing certificates, if any, representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company and LifeStance TopCo relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company or LifeStance TopCo, travel and lodging expenses of the representatives and officers of the Company and LifeStance TopCo and any such consultants, and 50% of the cost of any aircraft chartered in connection with the road show, (ix) the document production charges and expenses associated with printing this Agreement, and (x) all other costs and expenses incident to the performance of the obligations of the Company and LifeStance TopCo hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in Section 11 and the last paragraph of Section 14 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make, and 50% of the cost of any aircraft chartered in connection with the roadshow.

The provisions of this Section shall not supersede or otherwise affect any agreement that the Sellers may otherwise have for the allocation of such expenses among themselves.

10.    Covenants of the Underwriters. Each Underwriter, severally and not jointly, covenants with the Company and LifeStance TopCo not to take any action that would result in the Company or LifeStance TopCo being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company or LifeStance TopCo, as applicable, thereunder, but for the action of the Underwriter.

11.    Indemnity and Contribution. (a) The Company and LifeStance TopCo, jointly and severally, agree to indemnify and hold harmless each Underwriter, its directors, officers, employees and agents, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company or LifeStance TopCo information filed, or required to be filed, pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”), the Prospectus or any amendment or supplement thereto, or any Testing-the-Waters Communication or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information (i) relating to any Underwriter furnished to the Company and LifeStance TopCo in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show, or the Prospectus or any amendment or supplement thereto, it being understood and agreed that the only such information furnished by the Underwriters through the Representatives consists of the Underwriter Information and (ii) relating to any Selling Shareholder furnished to the Company and LifeStance TopCo in writing by such Selling Shareholder expressly for use therein, it being understood and agreed that only such information furnished by such Selling Shareholder consists of the Selling Shareholder Information with respect to such Selling Shareholder.

(b)    Each Selling Stockholder agrees, severally and not jointly, to indemnify and hold harmless each Underwriter, its directors, officers, employers and agents, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company or LifeStance TopCo information filed, or required to be filed, pursuant to Rule 433(d) under the Securities Act, any road show, the Prospectus or any amendment or supplement thereto, or any Testing-the-Waters Communication or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (A) except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company and LifeStance TopCo in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show, or the Prospectus or any amendment or supplement thereto, it being understood and agreed that the only such information furnished by the Underwriters through the Representatives consists of the Underwriter Information, and (B) only to the extent such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with the Selling Stockholder Information provided by such Selling Stockholder. The liability of each Selling Stockholder under the indemnity agreement contained in this paragraph shall be limited to an amount equal to the aggregate net proceeds (after underwriting discounts and commissions but before deducting expenses) received by such Selling Stockholder for the Shares sold by such Selling Stockholder under this Agreement (with respect to each Selling Stockholder, the “Selling Stockholder Proceeds”).

(c)    Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, LifeStance TopCo, the Selling Stockholders, the directors of the Company and LifeStance TopCo, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company, LifeStance TopCo or any Selling Stockholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company or LifeStance TopCo information filed, or required to be filed, pursuant to Rule 433(d)

under the Securities Act, any road show or the Prospectus or any amendment or supplement thereto, or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company and LifeStance TopCo in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show, or the Prospectus or any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of: the first sentence of the third paragraph under the caption “Underwriters (Conflicts of Interest)” in the Prospectus, the information concerning sales to discretionary accounts appearing in the seventh paragraph under the caption “Underwriters (Conflicts of Interest)” in the Prospectus and the first sentence of the fourteenth paragraph concerning stabilization under the caption “Underwriters (Conflicts of Interest)” in the Prospectus (the “Underwriter Information”).

(d)    In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 11(a) or 11(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable and documented fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, LifeStance TopCo, the directors of the Company and LifeStance TopCo, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or LifeStance TopCo within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Selling Stockholders and all persons, if any, who control any Selling Stockholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by the Representatives. In the case of any such separate firm for the Company, LifeStance TopCo and such directors of the Company or LifeStance TopCo, officers of the Company who sign the Registration Statement and control persons of the Company or LifeStance TopCo, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Stockholders and such control persons of any Selling Stockholders, such firm shall be designated in writing by the persons named as attorneys-in-fact for the Selling Stockholders under the Powers of Attorney. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e)    To the extent the indemnification provided for in Section 11(a) or 11(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 11(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 11(d)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and/or LifeStance TopCo on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative benefits received by the Selling Stockholders on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Selling Stockholders and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of each Seller or LifeStance TopCo on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Sellers or LifeStance TopCo or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 11 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint. The Sellers’ respective obligations to contribute pursuant to this Section 11 are several in proportion to the respective number of Shares they have sold hereunder, and not joint. Notwithstanding the foregoing provisions, the liability of each Selling Stockholder under the contribution agreement contained in this Section 11(e) and the indemnity agreement contained in Section 11(b) shall be limited in the aggregate to an amount equal to the Selling Stockholder Proceeds of such Selling Stockholder.

(f)    The Sellers, LifeStance TopCo and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 11(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 11(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 11, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 11 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(g)    The indemnity and contribution provisions contained in this Section 11 and the representations, warranties and other statements of the Company, LifeStance TopCo and the Selling Stockholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, by or on behalf of any Selling Stockholder or any person controlling any Selling Stockholder, or by or on behalf of the Company, LifeStance TopCo, their respective officers, directors or partners, as applicable, or any person controlling the Company or LifeStance TopCo and (iii) acceptance of and payment for any of the Shares.

12.    Termination. The Underwriters may terminate this Agreement by notice given by the Representatives to the Company, if after the execution and delivery of this Agreement and prior to or on the Closing Date or any Option Closing Date, as the case may be, (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange or the Nasdaq Global Select Market, (ii) trading of any securities of the Company or LifeStance TopCo shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) a general moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in the Representatives’ judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the Representatives’ judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

13.    Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 14 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to the Representatives, the Company and the Selling Stockholders for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company, LifeStance TopCo or the Selling Stockholders. In any such case either the Representatives or the relevant Sellers shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of any Seller or LifeStance TopCo to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any Seller or LifeStance TopCo shall be unable to perform its obligations under this Agreement, in each case other than as a result of a termination by the Underwriters pursuant to clauses (i), (iii), (iv) or (v) of Section 12 hereto, the Company and LifeStance TopCo, jointly and severally, will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred and documented by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

14.    Entire Agreement. (a) This Agreement represents the entire agreement between the Company, LifeStance TopCo and the Selling Stockholders, on the one hand, and the Underwriters, on the other, with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b)    The Company, LifeStance TopCo and each Selling Stockholder acknowledge that in connection with the offering of the Shares: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company, LifeStance TopCo or any of the Selling Stockholders or any other person, (ii) the Underwriters owe the Company, LifeStance TopCo and each Selling Stockholder only those duties and obligations set forth in this Agreement, any contemporaneous written agreements and prior written agreements (to the extent not superseded by this Agreement), if any, (iii) the Underwriters may have interests that differ from those of the Company, LifeStance TopCo and each Selling Stockholder, and (iv) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Underwriters with respect to any entity or natural person. The Company, LifeStance TopCo and each Selling Stockholder waive to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

(c)    Each Selling Stockholder further acknowledges and agrees that, although the Underwriters may provide certain Selling Stockholders with certain Regulation Best Interest and Form CRS disclosures or other related documentation in connection with the offering, the Underwriters are not making a recommendation to any Selling Stockholder to participate in the offering or sell any Shares at the Purchase Price, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation.

15.    Recognition of the U.S. Special Resolution Regimes. (a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)    In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

16.    Counterparts; Electronic Signature. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile, electronic mail or other transmission method as permitted by applicable law, and the parties hereto agree that any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. A party’s electronic signature (complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) of this Agreement shall have the same validity and effect as a signature affixed by the party’s hand.

17.    Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

18.    Submission to Jurisdiction; Appointment of Agents for Service. (a) The Non-U.S. Selling Stockholder irrevocably submits to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in The City of New York (the “Specified Courts”) over any suit, action or proceeding arising out of or relating to this Agreement, the Time of Sale Prospectus, the Prospectus, the Registration Statement or the offering of the Shares (each, a “Related Proceeding”). The Non-U.S. Selling Stockholder irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any Related Proceeding brought in such a court and any claim that any such Related Proceeding brought in such a court has been brought in an inconvenient forum. To the extent that the Non-U.S. Selling Stockholder has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, the Non-U.S. Selling Stockholder irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.

(b) The Non-U.S. Selling Stockholder herby irrevocably appoints [    ], with offices at [    ] as its agent for service of process in any Related Proceeding and agrees that service of process in any such Related Proceeding may be made upon it at the office of such agent. The Non-U.S. Selling Stockholder waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. The Non-U.S. Selling Stockholder represents and warrants that such agent has agreed to act as the Selling Stockholders’ agent for service of process, and each of the Selling Stockholders agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.

19.    Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of the Non-U.S. Selling Stockholder with respect to any sum due from it to any Underwriter or any person controlling any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter or controlling person of any sum in such other currency, and only to the extent that such Underwriter or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter or controlling person hereunder, the Non-U.S. Selling Stockholder agrees as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter or controlling person hereunder, such Underwriter or controlling person agrees to pay to the Non-U.S. Selling Stockholder an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person hereunder.

20.    Taxes. If any sum payable by the Non-U.S. Selling Stockholder under this Agreement is subject to tax in the hands of an Underwriter or taken into account as a receipt in computing the taxable income of that Underwriter (excluding net income taxes on underwriting commissions payable hereunder), the sum payable to the Underwriter under this Agreement shall be increased to such sum as will ensure that the Underwriter shall be left with the sum it would have had in the absence of such tax.

21.    Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

22.    Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to the Representatives c/o Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: Equity Capital Markets, with a copy to the Legal Department; J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York, 10179, Attention: Equity Syndicate Desk (Fax: (212) 622-8358); and Jefferies LLC, 520 Madison Avenue, New York, New York 10022, Attention: General Counsel; if to the Company or LifeStance TopCo shall be delivered, mailed or sent to 10655 NE 4th Street #901, Bellevue, WA 98004, Attention: Ryan Pardo; to the Selling Stockholders shall be delivered, mailed or sent to [    ].

[Signature pages follow]

Very truly yours,

LifeStance Health Group, Inc.

By:
Name:
Title:

LifeStance TopCo, L.P.

By:
Name:
Title:

[SIGNATURE PAGE - UNDERWRITING AGREEMENT]

[The Selling Stockholders]

By:

Accepted as of the date hereof

Morgan Stanley & Co. LLC

Goldman Sachs & Co. LLC

J.P. Morgan Securities LLC

Jefferies LLC

Acting severally on behalf of themselves and the several

Underwriters named in Schedule I hereto

By:	Morgan Stanley & Co. LLC

By:
Name:
Title:

By:	Goldman Sachs & Co. LLC

By:
Name:
Title:

By:	J.P. Morgan Securities LLC

By:
Name:
Title:

By:	Jefferies LLC

By:
Name:
Title:

[SIGNATURE PAGE - UNDERWRITING AGREEMENT]

SCHEDULE I

Underwriter	Number of Firm Shares To Be Purchased
Morgan Stanley & Co. LLC
Goldman Sachs & Co. LLC
J.P. Morgan Securities LLC
Jefferies LLC
TPG Capital BD, LLC
UBS Securities LLC
William Blair & Company, L.L.C.
Capital One Securities, Inc.
AmeriVet Securities, Inc.
Drexel Hamilton, LLC
R. Seelaus & Co., LLC
Siebert Williams Shank & Co., LLC

Total:	40,000,000

I-1

SCHEDULE II

Selling Stockholder	Number of Firm Shares To Be Sold
TPG VIII Lynnwood Holdings Aggregation, L.P.
Summit Partners Growth Equity Fund IX-A, LP
Summit Partners Growth Equity Fund IX-B, LP
Summit Investors GE IX/VC IV, LLC
Summit Partners Entrepreneur Advisors Fund II, LP
Silversmith Capital Partners I-A, LP
Silversmith Capital Partners I-B, LP
Silversmith Capital Partners I-C, LP
Non-U.S. Selling Stockholder:
Summit Investors GE IX/VC IV (UK), LP

Total:	7,200,000

II-1

SCHEDULE III

Time of Sale Prospectus

1.	Preliminary Prospectus dated [ ], 2021

2.	[To include all free writing prospectuses filed by the Company under Rule 433(d) of the Securities Act]

3.	[To include any free writing prospectus containing a description of terms that does not reflect final terms, if the Time of Sale Prospectus does not include a final term sheet]

4.	[To include any orally communicated pricing information]

III-1

SCHEDULE IV

Specified Subsidiaries

1.	LifeStance Ultimate Holdings, Inc.

2.	Lynnwood Intermediate Holdings, Inc.

3.	LifeStance Health Holdings, Inc.

4.	LifeStance Health, Inc.

IV-1

EXHIBIT A

FORM OF LOCK-UP AGREEMENT

            , 2021

Morgan Stanley & Co. LLC

Goldman Sachs & Co. LLC

J.P. Morgan Securities LLC

Jefferies LLC

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, NY 10036

c/o Goldman Sachs & Co. LLC

200 West Street

New York, NY 10282

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10179

c/o Jefferies LLC

520 Madison Avenue

New York, NY 10022

Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. LLC (“Morgan Stanley”), Goldman Sachs & Co. LLC (“Goldman Sachs”), J.P. Morgan Securities LLC and Jefferies LLC (collectively, the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with LifeStance Health Group, Inc., a Delaware corporation (the “Company”), and LifeStance TopCo, L.P., providing for the public offering (the “Public Offering”) by the several Underwriters, including the Representatives (collectively, the “Underwriters”), of shares (the “Shares”) of common stock, par value $0.01 per share, of the Company (the “Common Stock”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley and Goldman Sachs on behalf of the Underwriters, it will not, will not cause any direct or indirect affiliate to, and will not publicly disclose an intention to, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus (the “Restricted Period”) relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any Class A partnership units or Class B partnership units of LifeStance TopCo, L.P. (the “Partnership Units” and, together with the Common Stock, the “Securities”) or any other securities so owned convertible into or exercisable or exchangeable for any Securities or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Securities or any security convertible into or exercisable or exchangeable for Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock, Partnership Units or such other securities, in cash or otherwise. Without limiting any exclusion provided herein, the undersigned acknowledges and agrees that the foregoing precludes the undersigned from engaging in any hedging or other transaction designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition of any Securities, or any securities convertible into or exercisable or exchangeable for Securities, even if any such sale or disposition transaction or transactions would be made or executed by or on behalf of someone other than the undersigned.

The restrictions described in the foregoing paragraph shall not apply to:

(a)	transactions relating to Securities acquired in open market transactions after the completion of the Public Offering;

(b)	transfers of Securities as a bona fide gift or to a charitable organization or non-profit educational institution in a transaction not involving a disposition for value;

(c)

transfers of Securities (i) as a result of the operation of law through estate, other testamentary document or intestate succession, (ii) to any immediate family member of the undersigned or any trust for the direct or indirect benefit of the undersigned or any immediate family member of the undersigned (for purposes of this agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin), (iii) pursuant to a court order, qualified domestic order or in connection with a divorce settlement; provided that such shares remain subject to the terms of this agreement, and, in the case of clause (c)(iii) only, if the undersigned is required to file a report under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of shares of Common Stock during the Restricted Period, the undersigned shall include a statement in such report to the effect that such transfer occurred by operation of law or pursuant to a court order, qualified domestic order or in connection with a divorce settlement, as applicable; provided further, that no other public announcement or filing related to such transfer shall be required or shall be voluntarily made during the Restricted Period;

(d)	distributions of Securities to limited partners, members, nominees, stockholders or holders of similar equity interests in the undersigned not involving a disposition for value;

(e)

transfers of Securities to a corporation, partnership, limited liability company, investment fund or other entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the undersigned, or is wholly owned by the undersigned and/or by members of the immediate family of the undersigned, or, in the case of an investment fund, that is managed by, or is under common management with, the undersigned (including, for the avoidance of doubt, a fund managed by the same manager or managing member or general partner or management company or by an entity controlling, controlled by, or under common control with such manager or managing member or general partner or management company as the undersigned or who shares a common investment advisor with the undersigned); provided that if the undersigned is required to file a report under Section 16(a) of the Exchange Act during the Restricted Period, the undersigned shall include a statement in any such report regarding the circumstances of the transfer;

(f)

transfers to the Company in connection with the exercise or settlement of stock options, restricted stock units or other equity awards pursuant to any plan or agreement granting such an award to an employee or other service provider of the Company or its affiliates, which plan or agreement is described in the registration statement and the Prospectus related to the Public Offering; provided that any remaining Common Stock received upon such exercise or settlement will be subject to the restrictions set forth in this agreement; and provided further if the undersigned is required to file a report under Section 16(a) of the Exchange Act during the Restricted Period, the undersigned shall include a statement in any such report to the effect that (i) such transfer is in connection with the vesting or settlement of restricted stock units or incentive units, or the “net” or “cashless” exercise of options or other rights to purchase shares of Common Stock, as applicable, and (ii) the transaction was only with the Company;

(g)

dispositions to the Company upon exercise of the Company’s right to repurchase or reacquire the undersigned’s Securities in the event the undersigned ceases to provide services to the Company pursuant to agreements in effect on the date hereof, including without limitation the Company’s Class B unit award agreements, which agreements are described in the registration statement and the Prospectus related to the Public Offering, that permit the Company to repurchase or reacquire, at cost, such securities upon termination of the undersigned’s services to the Company or its affiliates; provided that any filing under Section 16(a) of the Exchange Act relating to such disposition shall clearly indicate in the footnotes thereto that the shares were repurchased or reacquired by the Company;

(h)

transfers of shares of Common Stock pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of Common Stock involving a “change of control” (as defined below) of the Company that occurs after the consummation of the Public Offering, is open to all holders of the Company’s capital stock and has been approved by the board of directors of the Company; provided, that if such change of control is not consummated, such shares shall remain subject to all of the restrictions set forth in this agreement (for the purposes of this clause (h), a “change of control” is defined as any bona fide third party tender offer, merger, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than the Company, becomes or would become the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of 50% or more of the total voting power of the voting stock of the Company) (or the surviving entity);

(i)

if permitted by the Company’s bylaws and any applicable laws, establishing a trading plan on behalf of a shareholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (i) such plan does not provide for the transfer of shares of Common Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of shares of Common Stock may be made under such plan during the Restricted Period;

(j)

the transfer, conversion, reclassification, contribution, redemption or exchange of any Partnership Units or other securities of the Company pursuant to the organizational transactions (the “Organizational Transactions”) described in the registration statement and the Prospectus related to the Public Offering; provided that any Securities and any securities convertible into or exercisable or exchangeable for Securities received in the organizational transactions remain subject to all the terms of this agreement; provided further that, to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the transfer, conversion, reclassification, redemption or exchange, as applicable, such announcement or filing shall include a statement to the effect that such transfer, conversion, reclassification, contribution, redemption or exchange, as applicable, occurred pursuant to the Organizational Transactions and no transfer of shares of Common Stock or other securities received upon exchange may be made during the Restricted Period;

(k)

pledges to any third-party pledgee in a bona fide, arm’s length transaction, to the extent necessary for bona fide business purposes, as collateral to secure obligations pursuant to lending or other arrangements between such third parties (or their affiliates or designees) and the undersigned and/or its affiliates or any similar arrangement relating to a financing agreement for the benefit of the undersigned and/or its affiliates, provided that the terms of such pledge shall provide that the underlying Securities may not be transferred to the pledgee until the expiration of the Restricted Period; and

(l)

to the extent the undersigned is named as a Selling Stockholder in the Underwriting Agreement, the transfer of the Undersigned’s Securities pursuant to the terms of the Underwriting Agreement to the Underwriters in connection with the public offering contemplated by the Underwriting Agreement.

provided that in the case of any gift, transfer, distribution or pledge pursuant to clause (b), (c), (d), (e) or (k), each donee, transferee, distributee or pledgee, as applicable, shall sign and deliver a lock up letter substantially in the form of this agreement; and provided, further, that in the case of any gift, transfer or distribution pursuant to clause (a), (b), (c)(i)-(ii), (d) or (k), no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock or other Securities, shall be required or shall be voluntarily made during the Restricted Period, other than a filing on Form 5 made after the expiration of the Restricted Period.

In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley and Goldman Sachs on behalf of the Underwriters, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any Securities or any security convertible into or exercisable or exchangeable for Securities. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Securities except in compliance with the foregoing restrictions.

If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any issuer-directed Shares the undersigned may purchase in the Public Offering.

If the undersigned is an officer or director of the Company, (i) Morgan Stanley and Goldman Sachs agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Common Stock, Morgan Stanley and Goldman Sachs will notify the Company of the impending release or waiver, and (ii) the Company will agree in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by Morgan Stanley and Goldman Sachs hereunder to any such officer or director of the Company shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

If, prior to the expiration of the Restricted Period, Morgan Stanley and Goldman Sachs consent at their discretion, on behalf of the Underwriters, to release any Securities held by any directors, officers, shareholders of 1.0% or more of the Securities of the Company from the restrictions of any lock-up arrangement similar to that set forth in this agreement and/or entered into in connection with the Public Offering (any such release being a “Triggering Release” and such party receiving such release being a “Triggering Release Party”), then a number of the undersigned’s Securities subject to this agreement shall also be released from the restrictions set forth herein on a pro rata basis, such number of Securities being the total number of Securities held by the undersigned on the date of the Triggering Release that are subject to this agreement multiplied by a fraction, the numerator of which shall be the number of Securities released pursuant to the Triggering Release and the denominator of which shall be the total number of Securities held by the Triggering Release Party on such date. Notwithstanding the foregoing, such Triggering Release shall not be applied (a) if the aggregate number of shares of Common Stock affected by such discretionary release, waiver, or termination, in whole or in part, excluding any release pursuant to clause (b) below, is less than or equal to 1.0% of the fully-diluted capitalization of the Company as measured immediately prior to the consummation of the Public Offering; (b) with respect to any release granted to a director or officer of the Company due to financial hardship, in any amount and subject to such terms as may be determined by the Morgan Stanley and Goldman Sachs in their sole discretion; or (c) in the event of any primary or secondary public offering or sale of Common Stock that is underwritten (the “Underwritten Sale”) during the Restricted Period in a transaction that complies with the terms of the Underwriting Agreement; provided that if the undersigned has a contractual right to demand or require the registration of the undersigned’s Securities or otherwise “piggyback” on a registration statement filed by the Company for the offer and sale of its Securities, the undersigned is offered the opportunity to participate on a pro rata basis in the Underwritten Sale consistent with such contractual rights and the undersigned is released from its lockup restrictions set forth herein to the extent of the undersigned’s participation in such Underwritten Sale or such contractual rights are waived pursuant to the terms thereof. In the event of a Triggering Release, the Company shall use commercially reasonable efforts to notify the undersigned within five business days of the occurrence of such Triggering Release, which notification obligation may be satisfied by the issuance of a press release through a major news service, or on a Form 8-K, announcing such Triggering Release; provided that the failure by the Company to give such notice shall not give rise to any claim or liability against the Company or Morgan Stanley and Goldman Sachs except, in respect of the Company, in the case of bad faith on the part of the Company.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Public Offering of the Shares and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Underwriters may provide certain Regulation Best Interest and Form CRS disclosures or other related documentation to the undersigned in connection with the Public Offering, the Underwriters are not making a recommendation to the undersigned to participate in the Public Offering or sell any Shares at the price determined in the Public Offering, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

Notwithstanding anything to the contrary contained herein, this agreement will automatically terminate and the undersigned will be released from all of his, her or its obligations hereunder upon the earliest to occur, if any, of (i) prior to the execution of the Underwriting Agreement, either the Company on the one hand, or Morgan Stanley and Goldman Sachs, together, on the other hand, advises the other in writing that it has determined not to proceed with the Public Offering, (ii) the withdrawal of the Registration Statement on Form S-1 related to the Public Offering, (iii) the Underwriting Agreement is executed but is terminated (other than the provisions thereof which survive termination) prior to payment for and delivery of the Common Stock to be sold thereunder, or (iv) August 1, 2021, in the event that the Underwriting Agreement has not been executed by such date; provided, however, that the Company may, by written notice to the undersigned prior to such date, extend such date for a period of up to three additional months.

This agreement may be executed and delivered via facsimile, electronic mail (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com or www.echosign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

This agreement shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours,

IF A NATURAL PERSON:	IF AN ENTITY OR TRUST:

(please print full name)	(please print complete name of entity)

(duly authorized signature)

(please print full name)

(please print full title)

Address:	Address:

EXHIBIT B

FORM OF WAIVER OF LOCK-UP

                                                                 , 20

[Name and Address of

Officer or Director

Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to Morgan Stanley & Co. LLC (“Morgan Stanley”) and Goldman Sachs & Co. LLC (“Goldman Sachs”) in connection with the offering by LifeStance Health Group, Inc. (the “Company”) of                  shares of common stock, par value $0.01 per share (the “Common Stock”), of the Company and the lock-up agreement dated             , 2021 (the “Lock-up Agreement”), executed by you in connection with such offering, and your request for a [waiver] [release] dated             , 20    , with respect to                shares of Common Stock (the “Shares”).

Morgan Stanley and Goldman Sachs hereby agree to [waive] [release] the transfer restrictions set forth in the Lock-up Agreement, but only with respect to the Shares, effective             , 20    ; provided, however, that such [waiver] [release] is conditioned on the Company announcing the impending [waiver] [release] by press release through a major news service at least two business days before effectiveness of such [waiver] [release]. This letter will serve as notice to the Company of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-up Agreement shall remain in full force and effect.

Very truly yours,

Morgan Stanley & Co. LLC
Goldman Sachs & Co., LLC
Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto

By:
Name:
Title:

By:
Name:
Title:

cc: Company

B-1

Schedule I

Underwriter

Morgan Stanley & Co. LLC

Goldman Sachs & Co. LLC

J.P. Morgan Securities LLC

Jefferies LLC

TPG Capital BD, LLC

UBS Securities LLC

William Blair & Company, L.L.C.

Capital One Securities, Inc.

AmeriVet Securities, Inc.

Drexel Hamilton, LLC

R. Seelaus & Co., LLC

Siebert Williams Shank & Co., LLC

B-2

FORM OF PRESS RELEASE

LifeStance Health Group, Inc.

[Date]

LifeStance Health Group, Inc. (the “Company”) announced today that Morgan Stanley & Co. LLC and Goldman Sachs & Co. LLC, certain of the lead book-running managers in the Company’s recent public sale of                  shares of its common stock are [waiving][releasing] a lock-up restriction with respect to                  shares of the Company’s common stock held by [certain officers or directors] [an officer or director] of the Company. The [waiver][release] will take effect on             , 20    , and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

B-3